Exhibit 10.33
MGM GROWTH PROPERTIES LLC
SECOND OMNIBUS AMENDMENT TO
PERFORMANCE SHARE UNITS
This Second Omnibus Amendment to Performance Share Units (the “Amendment”) is made by and between MGM Growth Properties LLC, a Delaware limited liability company (the “Company”) and ______________ (the “Participant”) with an effective date of December 24, 2021 (the “Amendment Date”).
RECITALS
A.    The Participant has previously received awards of Performance Share Units pursuant to the MGM Growth Properties LLC 2016 Omnibus Incentive Plan (the “Plan”), which provide for vesting based upon the Company’s total shareholder return performance relative to that of a defined comparison group (the “rTSR PSUs”).
B.    The Company and the Participant are parties to award agreements dated (i) November 4, 2019 and (ii) October 5, 2020 (each, an “Award Agreement”), each evidencing the grant of rTSR PSUs to the Participant.
C.    The Company and the Participant desire to amend the Award Agreements in accordance with the terms and conditions of this Amendment, in order to mitigate the potential impact of Section 280G of the Internal Revenue Code in connection with the Company’s proposed business combination with VICI Properties Inc. (the “VICI Merger”).
Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows, each effective as of the Amendment Date:
Capitalized terms not defined in the Amendment shall have the meanings ascribed to such terms under the Plan and/or the applicable Award Agreement.
1.The Participant and the Company hereby agree that each of the Award Agreements shall be amended such that the defined term “Vesting Period,” such term shall be deleted and replaced with the following definition:
“ ‘Vesting Period’ means the period of time beginning on the Effective Date and ending on the earlier of (i) third anniversary of the Effective Date or (ii) the closing date of the VICI Merger.”
2.The Participant and the Company hereby agree that Section 3.1(i) of each of the Award Agreements is hereby deleted and replaced with the following:
“Subject to Section 3.3 herein, a percentage of the Target Award shall vest in two installments: (i) 100% of the Target Award shall vest on the Amendment Date; and (ii) an additional percentage of the Target Award (if any) shall vest at the end of the Vesting Period as set forth in the table below based on the Company’s percentile rank of TSR against the Comparison Group over the Performance Period; provided, however, that, notwithstanding anything herein to the contrary, if the Company’s absolute TSR is negative during the Performance Period, the maximum portion of the Target Award that shall be eligible for vesting shall be 100% in accordance with clause (i) above.

Performance Level	Relative TSR Percentile	Additional Vested % of Target Award
Maximum
	90th or greater	60%
	80th	45%
	70th	30%
	60th	15%
Target	50th	Target Award (0% additional)
“
3.The Participant and the Company hereby agree that Section 3.2 of each of the Award Agreements is hereby amended and replaced with the following:
    “Any Performance Share Units which vest in accordance with Section 3.1 (following application of Section 3.3), and any Dividend Equivalent Rights which vest as set forth on Exhibit C hereto, shall be paid to the Participant in Shares, less applicable withholding taxes, as follows: (i) with respect to 100% of the Target Award, as soon as practicable on or following the Amendment Date, but in no event later than December 31, 2021, and (ii) within thirty (30) days following the last day of the Performance Period; provided, that in either case any fractional Shares shall be paid in cash.”

4.Except as specifically modified herein, the terms and conditions of the rTSR PSUs and the applicable Award Agreements shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
MGM GROWTH PROPERTIES LLC

By:

    Name: Jessica Cunningham
    Title: Secretary
PARTICIPANT

By:

    Name:
Accepted on December __, 2021